Exhibit (n)

FUNDVANTAGE TRUST

Multiple Class Plan Pursuant to Rule 18f-3

This Multiple Class Plan (the “Plan”) has been adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”) by a majority of the Board of Trustees (the “Board”) of FundVantage Trust (the “Trust”), including a majority of those Trustees who are not “Interested persons” of the Trust as defined in the 1940 Act (the “Independent Trustees”), with respect to each series of the Trust listed in Appendix A attached hereto (each a “Fund” and, collectively, the “Funds”).

The Plan, in accordance with Rule 18f-3 under the 1940 Act, (i) designates classes of shares of each Fund and (ii) sets forth the differences between the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges. Appendix A, as it may be amended from time to time, lists the Funds that operate under the Plan, and the classes of each such Fund. Appendix A also sets forth the actual sales charges, Rule 12b-1 distribution fees and shareholder service fees of each class of shares of each Fund. Additional details and restrictions regarding such fees and services are provided in each Fund’s prospectus and statement of additional information.

The Trust’s Board, including a majority of the Independent Trustees, has determined that the Plan, including the allocation of expenses, is in the best interests of the Trust, each Fund and each class of shares offered by a Fund.

I. Classes Offered.

Each Fund’s shares may be divided into Institutional Class, Retail Class, Class A, Class C, Class D, Class I, Class II, Class R, Class R6, Class T, Class Y, and Investor Class shares. Retail Class, Class A, Class C and Investor Class shares shall be available to all investors and will be sold by the Trust’s principal underwriter for the Funds (the “Distributor”) and by banks, securities brokers or dealers and other financial institutions that have entered into a selling agreement with the Distributor. Institutional Class/Class I, Class II, Class D, Class R, Class R6, Class T and Class Y shares will be available only to certain eligible investors as disclosed in each Fund’s prospectus.

A. Class A Shares.

Class A shares shall be offered at the public offering price (net asset value per share and applicable sales charge) and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Class A shares allows for the payment of a distribution fee up to 0.25% of average daily net assets of the Class A shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Class A shares. Certain Series may have a shareholder service plan for Class A shares that allows for payment of a service fee up to 0.25% of average daily net assets of the Class A shares of a fund to pay for shareholder servicing activities and expenses.

Class A shares purchased without an initial sales charge that are redeemed within the period disclosed in a Fund’s prospectus from purchase date may be subject to a contingent deferred sales charge (“CDSC”) as described in a Fund’s prospectus as from time to time in effect. Class A shares purchased with reinvested dividends or distributions are not subject to a CDSC. The CDSC may be reduced or waived as permitted by Rule 6c-10 under the 1940 Act and as described in a Fund’s prospectus as from time to time in effect.

B. Class C Shares.

Class C shares shall be offered at the net asset value per share and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution and service fees. The distribution plan for Class C shares allows for the payment of a distribution and service fee up to 0.75% of average daily net assets of the Class C shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Class C shares and a shareholder servicing fee of 0.25% of average daily net assets for personal services and/or the maintenance of shareholder accounts of shareholders of Class C shares. Certain Fund’s Class C shares automatically convert to Class A shares after a period of years as set forth on Appendix A. Automatic conversion of Class C shares, if applicable to a Fund, shall take place, in each case, in the month of or the month following the 10-year anniversary of the purchase date of Class C shares, and shall be based on the relative net asset values of Class C and Class A shares, respectively, without the imposition of a sales charge or fee.

C. Class D Shares, Retail Class Shares and Advisor Class Shares.

Class D shares, Retail Class shares and Advisor Class shares shall be offered at the net asset value per share and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Class D, Retail Class shares and Advisor Class shares allows for the payment of a distribution fee up to 0.25% of average daily net assets of Class D shares, Retail Class shares and Advisor Class shares of a Fund, to pay for distribution activities and expenses primarily intended to result in the sale of such Fund’s Class D shares, Retail Class shares and Advisor Class shares, respectively.

D. Class I Shares and Institutional Class Shares.

Class I shares and Institutional Class shares shall be offered at the net asset value per share. Class I shares and Institutional Class shares are not subject to Rule 12b-1 distribution fees or shareholder service fees.

E. Class II Shares.

Class II shares shall be offered at the net asset value per share. Class II shares are not subject to Rule 12b-1 distribution fees. Certain Series may have a shareholder service plan for Class II shares that allows for payment of a service fee up to 0.25% of average daily net assets of the Class II shares of a fund to pay for shareholder servicing activities and expenses.

F. Class R Shares.

Class R shares shall be offered at the net asset value per share and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Class R shares allows for the payment of a distribution fee up to 0.50% of average daily net assets of the Class R shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Class R shares.

G. Class R6 Shares.

Class R6 shares of a Fund are offered without the imposition of any initial sales charge, CDSC, service fee or distribution fee, but may be subject to certain other expenses (e.g., transfer agency fees). Class R6 shares of a Fund also are subject to the investor qualification and/or minimum purchase requirements and exchange privileges as set forth in the Prospectus.

H. Class T Shares.

Class T shares shall be offered at the public offering price (net asset value per share and applicable sales charge) and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Class T shares allows for the payment of a distribution fee up to 0.25% of average daily net assets of the Class T shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Class T shares.

Class T shares purchased with reinvested dividends or distributions are not subject to a sales charge.

I. Class Y Shares.

Class Y shares shall be offered at the net asset value per share. Class Y are not subject to Rule 12b-1 distribution fees. Class Y shares of a Fund also are subject to the investor qualification and/or minimum purchase requirements and exchange privileges, if any, as set forth in the Prospectus.

J. Investor Class Shares.

Investor Class shares shall be offered at the net asset value per share and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Investor Class shares allows for the payment of a distribution fee up to 0.25% of average daily net assets of the Investor Class shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Investor shares.

II. Expense Allocation. Each Class of shares shall have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement;

B. May pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the company's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes; and

C. May pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions in the advisory contract of the company to the different investment performance of each class.

III. Voting and other Rights.

Each Class of shares shall have (a) exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangements; (b) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (c) in all other respects, the same rights and obligation as the other classes.

IV. Amendments to the Plan.

The Plan may not be materially amended to change its provisions unless a majority of the Board of the Trust, including a majority of the Trustees who are not Interested persons of the Trust within the meaning of the 1940 Act, shall find that the Plan, as proposed and including the expense allocations, is in the best interest of each Class individually and the Fund as a whole.

FUNDVANTAGE TRUST1

APPENDIX A

TO THE

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

(As Amended and Restated on March 11, 2021)

Series/Share Class		Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge(“CDSC”)/ Holding Period[2]	Maximum Rule 12b-1 Fees[3]	Maximum Shareholder Service Fees	Redemption Fee/Holding Period[4]	Conversion Features
1.	Lateef Focused Sustainable Growth Fund
	Class A	5.00%	None	0.25%	None	2%/30 days
	Class I	None	None	None	None	2%/30 days
2.	Private Capital Management Value Fund
	Class A	5.00%	None	0.25%	None	2%/30 days
	Class C	None	1%/1 Year	1.00%	None	2%/30 days
	Class I	None	None	None	None	2%/30 days
	Class R	None	None	0.50%	None	2%/30 days
3.	Polen Growth Fund
	Investor Class	None	None	0.25%	None	None
	Institutional Class	None	None	None	None	None

[1]	The following nineteen (19) series of the Trust are not included in this plan because such series currently only issue a single class of shares: (1) Pacific Capital Tax-Free Securities Fund; (2) Pacific Capital Tax-Free Short Intermediate Securities Fund; (3) Gotham Absolute Return Fund; (4) Gotham Enhanced Return Fund; (5) Gotham Neutral Fund; (6) Gotham Institutional Value Fund; (7) Gotham Hedged Plus Fund; (8) Gotham Enhanced 500 Core Fund; (9) Gotham Hedged Core Fund; (10) Gotham Neutral 500 Fund; (11) Gotham Defensive Long 500 Fund; (12) Gotham Enhanced S&P 500 Index Fund; (13) DuPont Capital Emerging Markets Fund; (14) DuPont Capital Emerging Markets Debt Fund; (15) Gotham Master Neutral Fund; (16) Gotham Short Strategies Fund; (17) Verplanck Balanced Fund; (18) Gotham ESG Large Value Fund; and (19) Gotham ESG Index Plus Fund.
[2]	A CDSC of 1.00% may be assessed on certain redemptions of Class A Shares made within: (i) 18 months after purchase where no initial sales charge was paid at time of purchase as part of an investment of $1,000,000 or more for the Lateef Focused Growth Fund and EIC Value Fund; and (ii) 12 months after purchase where no initial sales charge was paid at time of purchase as part of an investment of $1,000,000 or more for the Quality Dividend Fund and TOBAM Emerging Markets Fund.
[3]	Class C shares are subject to a distribution fee and service fee, each pursuant to Rule 12b-1, of 0.75% and 0.25%, respectively.
[4]	Redemption fee is calculated as a percentage of the amount redeemed. The redemption fee is retained by the applicable Fund and is withheld from redemption proceeds.

Series/Share Class		Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge(“CDSC”)/ Holding Period [2]	Maximum Rule 12b-1 Fees[3]	Maximum Shareholder Service Fees	Redemption Fee/Holding Period[4]	Conversion Features
4.	Polen Global Growth Fund
	Investor Class	None	None	0.25%	None	None
	Institutional Class	None	None	None	None	None
5.	Polen International Growth Fund
	Investor Class	None	None	0.25%	None	None
	Institutional Class	None	None	None	None	None
6.	EIC Value Fund
	Class A	5.50%	None	0.25%	None	2%/30 days
	Class C	None	1%/18 Months	1.00%	None	2%/30 days	Effective September 1, 2018, Class C shares held for more than 10 years automatically convert into Class A shares of the Fund
	Retail Class	None	None	0.25%	None	2%/30 days
	Institutional Class	None	None	None	None	2%/30 days
7.	Quality Dividend Fund
	Class A	5.75%	None	0.25%	None	1%/60 days
	Class C	None	1%/12 Months	1.00%	None	1%/60 days	Effective September 1, 2020, Class C shares held for more than 10 years automatically convert into Class A shares of the Fund
	Institutional Class	None	None	None	None	1%/60 days
8.	TOBAM Emerging Markets Fund
	Class A	5.75%	None	0.25%	None	1%/30 days
	Class C	None	None	1.00%	None	1%/30 days
	Class I	None	None	None	None	1%/30 days
9.	Gotham Index Plus Fund
	Institutional Class	None	None	None	None	1%/30 days
	Class R6	None	None	None	None	1%/30 days
	Investor Class	None	None	0.25%	None	1%/30 days

Series/Share Class		Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge(“CDSC”)/ Holding Period [2]	Maximum Rule 12b-1 Fees[3]	Maximum Shareholder Service Fees	Redemption Fee/Holding Period[4]	Conversion Features
10.	Gotham Total Return Fund
	Institutional Class	None	None	None	None	1%/30 days
	Investor Class	None	None	0.25%	None	1%/30 days
11.	Polen U.S. Small Company Growth Fund
	Investor Class	None	None	0.25%	None	None
	Institutional Class	None	None	None	None	None
	Class Y	None	None	None	None	None
12.	Sirios Long/Short Fund
	Class A	5.75%	None	0.25%	None	2%/30 days
	Advisor Class	None	None	0.25%	None	2%/30 days
	Institutional Class	None	None	None	None	2%/30 days
	Retail Class	None	None	None	None	2%/30 days
13.	Pacific Capital U.S. Government Money Market Fund
	Investor Class	None	None	0.25%	None	None
	Institutional Class	None	None	None	None	None
14.	Polen International Small Company Growth Fund
	Investor Class	None	None	0.25%	None	None
	Institutional Class	None	None	None	None	None
15.	Gryphon International Equity Fund
	Investor Class	None	None	0.25%	None	None
	Institutional Class	None	None	None	None	None
16.	Catenary V- Alternative Fund
	Investor Class	None	None	0.25%	None	None
	Institutional Class	None	None	None	None	None
17.	Polen Global Emerging Markets Growth Fund
	Investor Class	None	None	0.25%	None	None
	Institutional Class	None	None	None	None	None

Series/Share Class		Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge(“CDSC”)/ Holding Period [2]	Maximum Rule 12b-1 Fees[3]	Maximum Shareholder Service Fees	Redemption Fee/Holding Period[4]	Conversion Features
18.	Madison Avenue Financial Solutions Government Money Market Fund
	Investor Class	None	None	0.25%	None	None
	Institutional Class	None	None	None	None	None
19.C	Worldwide International Equities Fund
	Class A	[5.00%]	[1.00%]	[0.25%]	[None]	[None]
	Class I	None	None	None	None	None
20.	Sirios Focus Fund
	Class A	5.50%	1%/12 Months	0.25%	None	None
	Advisor Class	None	None	0.25%	None	None
	Institutional Class	None	None	None	None	None
	Retail Class	None	None	None	None	None
21.	Polen U.S. SMID Company Company Growth Fund
	Investor Class	None	None	0.25%	None	None
	Institutional Class	None	None	None	None	None